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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 28, 2000 relating to the financial statements of The Dzign Trust/Diezel Interactive Class Income
Unit Trust/Dzign Visual Communications Class Income Unit Trust (businesses acquired by Avonsleigh Pty Limited), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Lord & Brown

Sydney, Australia
August 1, 2000